Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of September 18, 2009 by and between Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), and the person listed on Schedule I hereto (the “Investor”).

RECITALS:

WHEREAS, the Company has entered into that certain Credit Agreement, dated as of the date hereof, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, and the Investor, as lender and as the issuing bank thereunder (as it may be amended from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement and the transactions contemplated thereby, the Company entered into an agreement with the Investor, dated as of the date hereof (as it may be amended from time to time, the “Warrant Agreement”) in which the Company agreed to issue to the Investor a detachable warrant (the “Warrant,” which term shall include, for all purposes hereof, any other warrant issued in substitution or exchange therefor, including any such warrant issued in connection with a sale or transfer of the Warrant issued to the Investor on the date hereof) to acquire an aggregate of 5,440,770 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, as a condition to the consummation of the transactions contemplated by the Credit Agreement, the parties are entering into this Agreement to provide the Holders (as defined below) with certain registration rights for the Registrable Securities, as further described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	REGISTRATION RIGHTS.

1.1 Definitions.  For purposes of this Agreement:

(a) Business Day.  The term “Business Day” shall have the meaning set forth in the Warrant Agreement.

(b) Holders.  The term “Holders” means, collectively, the Investor and any other person beneficially owning or owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement (each of whom shall individually be referred to as a “Holder”).  Subject to Section 2.4 of this Agreement, if, on any date of determination, there shall be more than one Holder, then with respect to any consent or approval required of the Holders under this Agreement, such consent or approval shall be binding on all Holders if consented to or approved in writing by the Holder or Holders that own Registrable Securities representing a majority of the Registrable Securities held by all such Holders as of such date of determination.

(c) Law.  The term “Law” means any federal, state, local statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree, or order of any governmental authority.

(d) Registrable Securities.  The term “Registrable Securities” means, collectively: (i) the Warrant; (ii) any shares of Common Stock issued or issuable upon exercise of the Warrant; (iii) any other shares of Common Stock now owned or hereafter acquired by a Holder; and (iv) any stock of the Company issued as a dividend or other distribution with respect to the securities referred to in clause (i), (ii) or (iii), in each case until the earlier of (a) such time as such securities have been sold pursuant to an effective registration or pursuant to Rule 144 under the Securities Act, or any successor rule or regulation thereto, or any statute hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144 (“Rule 144”); or (b) such time as (1) the Holder owns less than two percent (2%) of the issued and outstanding shares of Common Stock (after giving effect to the exercise in full of the Warrant and other securities, if any, owned by the Holder that are convertible into or exercisable or exchangeable for shares of Common Stock), and (2) all of the securities of the Company owned by the Holder may be sold pursuant to the provisions of Rule 144 without limitation as to amount or compliance with the manner of sale requirements thereof.

(e) Registration.  The terms “register”, “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(f) SEC.  The term “SEC” means the U.S. Securities and Exchange Commission or any successor agency thereto.

1.2 Demand Registration.

(a) Request by the Holder.  If the Company shall receive at any time following the three (3) month anniversary of the date hereof a written request from any Holder that the Company file a registration statement under the Securities Act covering the registration of all or any part of the Registrable Securities held by such Holder, provided that the estimated market value of the Registrable Securities to be so registered pursuant to this Section 1.2(a) (together with any other Registrable Securities to be included in such registration pursuant to Section 1.3) is at least $7,500,000 in the aggregate (such requested registration, a “Demand Registration”), then the Company shall, pursuant to Section 1.5, effect the registration under the Securities Act of all Registrable Securities that such Holder requests be registered.  Unless otherwise agreed to in writing by the Holder or Holders initiating any Demand Registration, other than Registrable Securities held by Holders, no other securities may be included in any Demand Registration, and in no event shall any securities (other than Registrable Securities) be included in any registration if, as a result thereof, the number of Registrable Securities to be included therein will be limited or reduced in any respect.

(b) Underwriting.  If any Holder intends to distribute the Registrable Securities covered by its request by means of a registered public offering involving an underwriting, then such Holder shall so advise the Company as a part of its demand made pursuant to Section 1.2(a).  In such event, such Holder shall select an underwriter that is reasonably acceptable to the Company, and the Company and such Holder shall enter into an underwriting agreement in customary form with such underwriter.

(c) Maximum Number of Demand Registrations.  The Holders have the right, in the aggregate, to three (3) Demand Registrations pursuant to this Section 1.2, provided, that the Company will not be obligated to effect more than one Demand Registration in any six (6) month period.

(d) Demand Withdrawal.  Any Holder may withdraw its Registrable Securities from a Demand Registration at any time.  The Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration, unless the withdrawal is based on the reasonable determination of the Holder or Holders initiating such Demand Registration that there has been, since the date of such request, a material adverse change in the business or prospects of the Company.

1.3 Piggyback Registration.

(a) Right to Include Registrable Securities.  If the Company shall determine or be required, at any time following the date hereof, to register any of its shares of Common Stock and file a registration statement with respect thereto under the Securities Act, whether for sale for its own account or for the account of any other person, including for the account of a Holder pursuant to Section 1.2 hereof (other than a registration statement on Form S-4, Form S-8 or any successor or similar form(s), or a registration on any registration form that does not permit the sale of the Registrable Securities), the Company will:

(i) promptly (but in no event less than five (5) Business Days prior to the anticipated filing date) give to the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests delivered to the Company by any Holder within five (5) Business Days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 1.3(b) or Section 1.3(c) below.

(b) Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i).  In such event, and in the event that any Holder requests to register Registrable Securities pursuant to Section 1.3(a)(ii), such Holder shall enter into an underwriting agreement in customary form with such underwriter; provided, that such Holder shall only be required to indemnify the underwriters to the extent set forth in Section 1.7(b) hereof; provided, further, that if such Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c) Reduction in Offering.  If the managing underwriter or underwriters for a registration pursuant to this Section 1.3 advise the Company and the Holders in writing that the dollar amount or number of Registrable Securities which any Holder desires to sell taken together with all other shares of Common Stock or other securities which the Company desires to sell or otherwise include in such registration (including on behalf of third parties) exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:  (i) first, the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Securities; and (ii) to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities that the Holders desire to sell up to the Maximum Number of Securities, with all Holders having the right to participate therein on a pro rata basis based on the number of Registrable Securities that each such Holder sought to have included therein.

(d) Postponement or Termination.  The Company may in its sole discretion postpone or terminate the registration subject to this Section 1.3.

1.4 Fees and Expenses.  The Company shall pay all fees and expenses incident to the performance of its obligations hereunder, including without limitation all filing, registration and qualification fees, printers’ and accounting fees, and expenses and disbursements of counsel for the Company in connection with a registration pursuant hereto. Additionally, the Company shall reimburse the reasonable fees and expenses of one counsel to the Holders within twenty (20) days following the presentation of an invoice to the Company.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders, which underwriting discounts, selling commissions and transfer taxes shall be borne solely by the Holders.

1.5 Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to Section 1.3(d), as promptly as possible (or by such earlier deadline as may be specified below):

(a) prepare and file with the SEC a registration statement with respect to the Registrable Securities (which shall be, to the extent available, a “shelf ” registration statement (or any comparable or successor form) providing for the registration and the sale on a continuous or delayed basis of the Registrable Securities pursuant to Rule 415) and use its reasonable best efforts to cause the registration statement to become effective as soon as reasonably practicable; provided, however, that the Company shall have the right to defer any request for registration pursuant to Section 1.2(a) for up to sixty (60) days, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company after consultation with and advice of outside counsel to the Company, it would be materially detrimental to the Company and its stockholders for such a registration statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365 day period with respect to a request pursuant to Section 1.2(a);

(b) cause such registration statement to remain effective for the period of time necessary to permit the Holders to dispose of all of their Registrable Securities, with the timing of such sales to be determined by the Holders in their sole discretion; provided, however, such period shall not exceed a sum of two (2) years plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any governmental agency or court;

(c) prior to the filing described above in paragraph (a), furnish to the Holders, no less than five (5) Business Days prior to such filing, copies of the registration statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the review of counsel representing the Holders, and use all reasonable best efforts to reflect in each such document when so filed with the SEC such comments as counsel representing the Holders shall reasonably propose;

(d) file any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed with the SEC in accordance with the Securities Act;

(e) notify the Holders, promptly after receiving notice thereof, of the time when the registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of the registration statement has been filed;

(f) notify the Holders promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

(g)  (i) advise the Holders after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC preventing or suspending the effectiveness of the registration statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use all reasonable best efforts to prevent the issuance, or to obtain its withdrawal at the earliest possible moment, of any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(h)  (i) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus forming a part thereof as may be necessary to keep the registration statement effective for the period of time necessary to permit the Holders to dispose of all of its Registrable Securities, with the timing of such sales to be determined by the Holders in their sole discretion and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in the registration statement;

(i) furnish to each Holder such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including such preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(j) use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the Holders and the counsel thereto or by the underwriters after consultation with the Company and the Holders, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.5(j) or subject itself to taxation in any such jurisdiction;

(k) notify the Holders at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, promptly upon the Company’s becoming aware of the happening of any event as a result of which the applicable registration statement or prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or, if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as possible, prepare and furnish to the Holders a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the buyers of the Registrable Securities, such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or shall effect such compliance;

(l) cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering;

(m) enter into such customary agreements (including an underwriting agreement in customary form and lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other action, if any, as any Holder or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

(n) (i) make available for inspection by each Holder, any underwriter participating in any distribution pursuant to the registration statement and any attorney, accountant or other agent retained by such Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any Holder or any such underwriter, attorney, accountant or agent in connection with the registration statement and (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any Holder or any such underwriter, attorney, accountant or agent in connection with the registration statement; and

(o) in the case of an underwritten offering, furnish to each Holder a signed counterpart, addressed to the underwriter, of (i) an opinion of counsel for the Company in customary form, dated the effective date of the registration statement and (ii) a comfort letter from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by an accountant’s comfort letter.

1.6 Obligations of the Holders.  Whenever the Company is required to effect the registration of any Registrable Securities under this Agreement, each Holder shall, as promptly as possible:

(a) provide such information (including information regarding such Holder and the intended method of distribution of the Registrable Securities) as may be reasonably requested by the Company or the managing underwriter, if any, in connection with the preparation of the registration statement, including any amendments or supplements thereto, in order to effect the registration of the Registrable Securities and in connection with the Company’s obligation to comply with federal and applicable state securities laws;

(b) complete, execute and deliver any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company; provided, that the indemnity by any Holder shall cover only the matters set forth in Section 1.7(b) hereof; and

(c) upon receipt of any notice from the Company of an event of the kind described in Section 1.5(f) or Section 1.5(k), each Holder shall immediately discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 1.5(f) or Section 1.5(k), and if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies in such Holder’s possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.  In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 1.5(f) or Section 1.5(k) or is advised in writing by the Company that the use of the prospectus may be resumed.

1.7 Indemnification Relating to Registration.

(a) Indemnification by the Company.  The Company shall indemnify and hold harmless each Holder, the officers, directors, members, partners, agents and employees of such Holder, each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, actual attorneys’ fees and disbursements), and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, except insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arise out of or relate to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein.

(b) Indemnification by Holder.  Each Holder shall severally indemnify and hold harmless the Company, its officers and directors and agents, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all Losses incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto and any free writing prospectus or “issuer information,” in light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein.

(c) Conduct of Indemnification Proceedings.  If any proceeding whatsoever shall be brought or asserted against any person entitled to indemnification under Section 1.7(a) or Section 1.7(b) (an “Indemnified Party”), such Indemnified Party shall promptly notify such other person (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right, at its expense, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.  Subject to the limitations set forth above, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 1.7) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

(d) Contribution.  If the indemnification under Section 1.7(a) or Section 1.7(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other matters, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 1.7 were available to such party in accordance with its terms.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The indemnity and contribution agreements contained in this Section 1.7 are in addition to any liability that the Indemnifying Party may have to the Indemnified Party.

(e) Limitation on Holder Liability.  Notwithstanding anything contained in this Section 1.7 or elsewhere in this Agreement to the contrary, in no event shall any Holder be liable, whether in respect of indemnification, contribution or otherwise, for an amount in excess of the net proceeds paid to such Holder in the registration which is the subject of an indemnification or contribution claim against such Holder pursuant to the terms hereof.

(f) Survival.  The obligations of the parties hereto under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of an Indemnified Party.

1.8 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as any Holder owns any Registrable Securities, furnish to such Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

2.	GENERAL PROVISIONS.

2.1 Assignment.  This Agreement shall be binding upon the Company, each Holder and their respective successors and permitted assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders holding at least a majority of the Registrable Securities held by all Holders as of the applicable date of determination.  Any Holder may assign any or all of its rights and obligations under this Agreement to any person to whom such Holder sells or transfers any Registrable Securities, and if any such sale or transfer is for less than all of such Holder’s Registrable Securities, such Holder shall continue to have the rights set forth herein; provided that (a) the number of Demand Registrations shall not be increased as a result thereof, and (b) no transferee shall be entitled to have the Registrable Securities held by it included in a registration unless such transferee agrees in writing to be bound by this Agreement as if it were a party thereto.

2.2 Recapitalizations, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent as set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of Common Stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reserves splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

2.3 No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

2.4 Amendment and Waiver of Rights.  This Agreement may not be amended, modified or supplemented in any manner, except by an instrument in writing signed on behalf of the Company and the Holders holding at least a majority of the Registrable Securities held by all Holders as of the applicable date of determination, provided that no amendment hereto shall affect any Holder in a way that is materially adverse to and materially different from its affect on the other Holders generally unless such adversely affected Holder(s) consents thereto in writing.

2.5 Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

2.6 Notices.  All communications hereunder shall be in writing, shall be delivered by registered or certified mail (postage prepaid), nationwide overnight courier, or facsimile or other electronic transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile or other electronic transmission), and (a) if to a Holder that is a party hereto on the date hereof, addressed to it at the addresses specified on Schedule I or at such other address as such Holder shall have specified to the Company in writing in accordance with the terms hereof (provided that if any other person shall become a Holder hereunder, the notice information shall be provided to the Company and the other parties hereto in connection with such person becoming a Holder), and (b) if to the Company, addressed to it at Bronco Drilling Company, Inc., 16217 North May Avenue, Edmond, Oklahoma 73013, Attention:  D. Frank Harrison (Fax: (405) 285-9234), with a copy to Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, TX  77002, Attention:  William T. Heller IV (Fax:  (832) 397-8071), or at such other address as the Company shall have specified to the Holder in writing in accordance with the terms hereof.  Any notice so addressed shall be deemed to be given:  if delivered by hand, by facsimile or other electronic communication, on the date of such delivery (subject to compliance with the term set forth above in respect of facsimile or other electronic communications); if mailed by national overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the second Business Day after the date of such mailing.

2.7 Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of the Credit Agreement, the Warrant Agreement or the Warrant Certificates (as defined in the Warrant Agreement).

2.8 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES). The terms set forth in Section 5.11 of the Warrant Agreement are incorporated herein by reference and made a party hereof as if set forth herein in their entirety.

2.9 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.10 Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, each Indemnified Party, and each of their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

2.11 Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and shall be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits,” respectively, to this Agreement.

2.12 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.13 Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall be entitled to recover all of such party’s reasonable costs and attorneys’ fees and disbursements incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

2.14 Further Assurances.  The parties agree to execute all such further documents and instruments and to take all such further actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

2.15 Signatures by Facsimile or Other Electronic Transmission.  This Agreement may be executed and delivered by facsimile or other electronic transmission and upon such delivery such signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

2.16 Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement in addition to any other remedy to which each party is entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRONCO DRILLING COMPANY, INC.

By: /s/ David C. Treadwell

Name: David C. Treadwell

Title: General Counsel

BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA

By: /s/ Luis R. Frias Humphrey

Name: Luis R. Frias Humphrey

Title: Attorney in Fact

SCHEDULE I

HOLDERS

Holders	Address
Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa
Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa
Avenida Insurgentes Sur #3500, PB
Colonia Pena Pobre
Delegacion Tlalpan, CP
14060 Mexico D.F.
Mexico
Attention:  Eduardo Valdes Acra
Facsimile:  (52) 55 5520 0525
Confirmation No.:  (52) 55 5325 0505

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:  Russell L. Leaf
Facsimile:  (212) 728-8111
Confirmation No.:  (212) 728-8000